As filed with the Securities and Exchange Commission on April 23, 2024

Registration No. 333-152295

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LTC PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	71-0720518
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3011 Townsgate Road, Suite 220

Westlake Village, CA 91361

(805) 981-8655

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

THE 2008 EQUITY PARTICIPATION PLAN OF LTC PROPERTIES, INC.

(Full title of the plan)

Wendy L. Simpson

Chief Executive Officer

LTC Properties, Inc.

3011 Townsgate Road, Suite 220

Westlake Village, CA 91361

(805) 981-8655

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

On July 11, 2008, LTC Properties, Inc., a Maryland corporation (the “Registrant”), filed a registration statement on Form S-8 (No. 333-152295) (the “Registration Statement”) with the Securities and Exchange Commission registering 600,000 shares of the Registrant’s common stock, par value $.01 per share, to be issued to participants under the 2008 Equity Participation Plan of the Registrant (the “Plan”).

The Registrant is no longer issuing securities under the Plan. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any and all securities that had been registered for issuance but that remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 removes from registration any and all securities that were registered under the Registration Statements and remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 23rd day of April, 2024.

LTC PROPERTIES, INC.

By:	/s/ Wendy L. Simpson
Wendy L. Simpson
Chief Executive Officer